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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HEALTH CARE REIT, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                 34-1096634
       (State of incorporation)             (I.R.S. Employer Identification No.)

     One SeaGate, Suite 1500, Toledo, Ohio                43604
     (Address of principal executive offices)           (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

       7.5% Series G Cumulative                New York Stock Exchange
      Convertible Preferred Stock

 If this Form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box: [X]

 If this Form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box: [ ]

 Securities Act registration statement file number to which this form relates:
                                   333-138006

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the 7.5% Series G Cumulative Convertible Preferred Stock (the "Series G Preferred Stock") to be registered hereunder is contained in the section entitled "Capitalization and Description of Health Care REIT Securities -- Description of Health Care REIT Preferred Stock" on pages 79 through 86 of the proxy statement/prospectus included in the Company's Form S-4
Registration Statement (File No. 333-138006) as filed with the Securities and Exchange Commission on October 10, 2006, as amended on November 6, 2006. A description of the Company's Certificate of Incorporation and By-Laws, including provisions that may have the effect of delaying or preventing a change in control of the Company, is contained in the section entitled "Comparison of the Rights of Holders of Windrose Common Shares and Health Care REIT Common Stock" on pages 87 to 95 of such proxy statement/prospectus. Such descriptions are incorporated herein by reference.

ITEM 2. EXHIBITS.

2.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.3 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

2.4 Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed September 8, 2004, and incorporated herein by reference thereto).

2.5 Form of Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock (filed with the Commission as Exhibit 3.5 to the Company's Form S-4 (File No. 333-138006) filed October 10, 2006, and incorporated herein by reference thereto).

2.6 Specimen Share Certificate for 7.5% Series G Cumulative Convertible Preferred Stock.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  November 18, 2006       HEALTH CARE REIT, INC.

                                By:  /s/ Erin C. Ibele
                                     ------------------------------
                                     Name:  Erin C. Ibele
                                     Title: Senior Vice President-Administration
                                            and Corporate Secretary


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                                INDEX TO EXHIBITS

2.1 Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

2.3 Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

2.4 Amended and Restated By-Laws of the Company (filed with the Commission as Exhibit 3.1 to the Company's Form 8-K filed September 8, 2004, and incorporated herein by reference thereto).

2.5 Form of Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock (filed with the Commission as Exhibit 3.5 to the Company's Form S-4 (File No. 333-138006) filed October 10, 2006, and incorporated herein by reference thereto).

2.6 Specimen Share Certificate for 7.5% Series G Cumulative Convertible Preferred Stock.